UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 2100
Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-427-1704

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Chief Operating Officer Offer Letter

Applied Digital Corporation, a Nevada corporation (the “Company”) and Laura Laltrello have entered into an Offer Letter, effective November 27, 2024 (the “Offer Letter”) as well as an Employee Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement (the “Covenants Agreement”), attached as Exhibit A to the Offer Letter. Pursuant to the terms of the Offer Letter, Ms. Laltrello will serve as the Chief Operating Officer of the Company, effective as of January 6, 2025 or such other date as may be mutually agreed by the Company and Ms. Laltrello, and will be entitled to receive an annual base salary of $550,000 per annum, subject to review from time to time, and shall also be eligible for an annual performance bonus with a target amount of 80% of her annual base salary. The Offer Letter provides for a sign-on bonus of $300,000 within thirty days of her commencement of employment, which will be repayable in full if, within one year of her commencement of employment, Ms. Laltrello’s employment terminates for any reason, other than a termination (i) by the Company without Cause (as defined in the Offer Letter), (ii) due to Ms. Laltrello’s death, or (iii) due to Ms. Laltrello’s Disability (as defined in the Offer Letter). The Offer Letter contemplates a grant to Ms. Laltrello of an award of 600,000 restricted stock units subject to time-based vesting conditions, as set forth in the Offer Letter, as well as additional equity awards from time to time.

Under the Covenants Agreement, Ms. Laltrello is bound by an indefinite confidentiality obligation, a non-competition covenant during employment and for twelve (12) months post-termination, a non-solicitation covenant with respect to Company personnel and business partners during employment and for twelve (12) months post-termination, assignment of intellectual property, and indefinite non-disparagement obligations.

The foregoing description of the Offer Letter, including Exhibit A thereto, is not complete and is subject to the full text of the Offer Letter, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, effective November 27, 2024, by and between Applied Digital Corporation and Laura Laltrello.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL CORPORATION

Date:	December 4, 2024	By:	/s/ Saidal L. Mohmand
		Name:	Saidal L. Mohmand
		Title:	Chief Financial Officer